CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the references to our firm in the Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated April 21, 2000 on the financial statements and financial highlights of The Perkins Opportunity Fund and The Perkins Discovery Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in each series respective 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                           /s/ Tait, Weller & Baker

                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 20, 2000